Exhibit 99.1

Tuesday, July 31, 2018

HomeTown Bankshares Corporation Reports Strong YTD Earnings on Solid Loan Growth and Stable Core Deposits; Announces Quarterly Cash Dividend of $0.04 per Share

Q2 Core Revenues Up 3% and over 4% YTD

NASDAQ Listing

HomeTown Bankshares Corporation is listed with the NASDAQ Capital Markets under the trading symbol “HMTA”. During Q2 of 2018, the stock closed as high as $15.79 with an average close of $12.71 and most recent closing price of $13.60 on July 30, 2018.

Operating Performance Highlights

●	Core Revenues were up 3% in Q2 and over 4% through June 30, 2018
●	Net Interest Income was up over 6% in Q2 2018 and over 6% for the first six months ended June 30, 2018 vs. 2017
●	Net Interest Margin increased to 3.54% at June 30, 2018 from 3.48% at June 30, 2017
●	Excluding non-recurring noninterest income for Q2 2018 and the first half of 2018, non-interest income decreased due to a reduction in mortgage and brokerage income during the first six months of 2018
●	Non-recurring income from BOLI insurance proceeds of $642,000 in Q1 2018 was offset by a similar reduction in non-recurring expenses, i.e. OREO related expenses, higher DP costs and professional fees
●	Net Income Available to Shareholders was $973,000 in Q2 2018 and $2.2 million for the first six months of 2018 vs. $434,000 and $1.2 million, respectively, in 2017
●	Fully diluted Earnings per Share were $0.17 for the second quarter and $0.37 for the first six months of 2018 vs. $0.08 and $0.21, respectively, in 2017

Continued Strong Loan and Stable Deposits

●	Total Assets were $558 million at June 30, 2018, a $10 million increase or 2% over Q2 2017
●	Total Loans were $461 million at June 30, 2018, up $27 million or 6% in Q2 2018 vs. Q2 2017
●	Total Loans were up $17 million or 8% on an annualized basis since December 31, 2017
●	Total Deposits increased slightly in Q2 2018 over 2017 and up 2% annualized since December 31, 2017

Credit Quality Remains Sound

●	YTD net charge-offs were $188,000 or 0.08% of average loans and $53,000 or 0.05% for Q2 2018 vs. $471,000 YTD or 0.22% of average loans and $491,000 or 0.46% for Q2 2017
●	Nonperforming assets decreased to 0.91% of total assets at June 30, 2018 from 1.12% in 2017
●	Nonperforming assets, including restructured loans, amounted to 1.59% of total assets at June 30, 2018 vs. 1.84% in Q2 2017
●	Nonaccrual loans remained low at 0.36% of total loans at June 30, 2018 vs. 0.75% of total loans at June 30, 2017
●	Past due accruing loans down to 0.35% of total loans at June 30, 2018 vs. 0.67% at June 30, 2017

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News Release

FOR IMMEDIATE RELEASE

For more information contact:

Susan K. Still, President and CEO, (540) 278-1705

Vance W. Adkins, Executive Vice President and CFO, (540) 278-1702

The Board of Directors declared a cash dividend of $0.04 per common share, payable August 31, 2018, to shareholders of record as of August 15, 2018.

ROANOKE, VA, July 31, 2018 (GLOBE NEWSWIRE) - HomeTown Bankshares Corporation, (NASDAQ: HMTA), the parent company of HomeTown Bank, reported strong growth in net income available to common shareholders of $973,000 for the second quarter ended June 30, 2018 and $2.2 million for the six months ended June 30, 2018 vs. $434,000 and $1.2 million for comparable periods in 2017. The Company grew total assets $8 million in Q2 2018 and $10 million over the prior year to $558 million at June 30, 2018 with continued solid growth in loans on stable core deposits. Earnings per share on a fully diluted basis were $0.17 for the second quarter and $0.37 per share for the first half of 2018 and $0.08 and $0.21 per share, respectively, for the second quarter and first six months of 2017.

"We are very pleased with our strong earnings growth during the second quarter and for the first six months of 2018. Continued solid growth in loans, stable core deposits, increases in interest rates, improved net interest margin, and reduction in non—recurring expenses contributed to a 117% increase in net income for the quarter. Non-recurring income in the first quarter and an improvement in the corporate tax rate for both quarters, contributed to a 78% increase in net income for the first six months of 2018," said Susan K. Still, President and CEO." We anticipate that the strong economy will continue to provide a favorable lending environment as well as continued competition for core deposits during the second half of the year," she continued.

Revenue

Core revenues increased 3% during second quarter of 2018 and over 4% for the first six months of 2018 due to solid loan growth and stable core deposits system-wide. Core revenue amounted to $6.3 million during the second quarter and $12.4 million for the first half of 2018, before non-recurring income of $690,000 in Q1, which compared to $6.1 million and $11.8 million, respectively, in 2017. Higher core revenues were generated predominantly from commercial lines and loans, commercial real estate loans, personal lines and loans, private banking loans as well as non-interest income from credit and debit card interchange, treasury, and merchant services.

Net Interest Income

For the second quarter 2018, net interest income increased 6% or $276,000 to $4.7 million from the second quarter of 2017. Higher loan volume and an increase in interest rates, offset by a smaller increase in deposit costs, resulted in a 6 basis point increase in the Net Interest Margin at June 30, 2018. Net interest income should continue to grow with higher loan volume and increasing interest rates along with the growth in lower-cost core deposits while continuing to control deposit costs and an improved net interest margin.

Noninterest Income

Total noninterest income amounted to $789,000 in Q2 2018, down from $1.0 million for the same period in 2017 due to lower mortgage and brokerage income. Year-to-date noninterest income amounted to $2.2 million at June 30, 2018, up from $1.7 million for a comparable period in 2017 due primarily to non-recurring income during Q1 2018 from the recognition of the gain on bank owned life insurance.

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Continued new account growth, ATM and interchange income as well as merchant services income contributed to the increase in non-interest income for the first six months of 2018.

Noninterest Expense

Non-recurring non-interest income was offset by an increase in noninterest expense during the first half of 2018 vs. 2017 due to an increase in OREO related expenses, higher data processing costs and professional fees. We also experienced increased personnel costs with the transition of a new Chief Credit Officer due to the retirement of our former Chief Credit Officer as well as the addition to staff of a new Chief Risk Officer. We also anticipate a return to normalized overhead and a favorable comparison to peers and core operating costs for the remainder of 2018 following our core conversion related expenses in 2017.

Loans

Total loans were $461 million at June 30, 2018, up $26 million or 6% from the second quarter of 2017 and up $17 million or 8% on an annualized basis over the prior year ended December 31, 2017. Loan growth was driven by commercial real estate, commercial and industrial lines and term loans, consumer lines and loans as well as private client loans.

Deposits

Core deposit growth for Q2 2018 was up 2% over a similar period in 2017. Total deposits were $481 million and $4.7 million over Q2 2017. Stable core deposits maintained thus far in 2018 were supported by continued growth in new banking relationships, in spite of a significant increase in customers' use of deposits for working capital and purchases associated with a stronger economy. In addition, liquidity from stable core deposit growth resulted in a continued year over year reduction in wholesale funding and the higher interest expense associated with wholesale funding.

Capital

Capital levels remained sound during Q2 2018 with total stockholders’ equity increasing $2.2 million through June 30, 2018 over the same period in 2017. HomeTown Bank common equity tier 1 capital, total risk-based capital, Tier 1 risk-based capital and Tier 1 leverage ratios were 11.6%, 12.4%, 11.6% and 10.7%, respectively. All ratios continue to exceed the current regulatory standards for well-capitalized institutions. Book value per common share amounted to $8.90 at June 30, 2018 vs. $8.72 at December 31, 2017 and $8.56 at June 30, 2017.

Credit Quality

Credit quality remained sound through June 30, 2018 with a lower provision for loan losses of $110,000 in Q2 2018 vs. $465,000 in Q2 2017. The reduced provision was a result of continued improvement in loan quality and a net reduction in charge-offs.

Nonperforming Assets

OREO balances increased by $646,000 over Q2 2017. Non-performing assets, excluding performing restructured loans, decreased to 0.91% of total assets at June 30, 2018 vs. 1.12% at June 30, 2017. Non-performing assets, including restructured loans, also decreased from 1.84% of total assets at June 30, 2017 to 1.59% at June 30, 2018.

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Past Due and Nonaccrual Loans

Past due accruing loans improved from 0.65% in Q2 2017 to 0.35% of total loans in Q2 2018. Nonaccruals improved to 0.36% of total loans at June 30, 2018 from 0.77% of total loans at June 30, 2017.

Allowance for Loan Losses

The allowance for loan losses totaled $3.92 million at June 30, 2018 compared to $3.70 million at June 30, 2017. Provisions for credit losses were $110,000 for the Q2 2018 quarter vs. $465,000 for Q2 2017 due to an improvement in overall credit quality and lower charge-offs during the fiscal year.

* * *

Forward-Looking Statements:

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, and competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

(See Attached Financial Statements for quarter ended June 30, 2018)

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HomeTown Bankshares Corporation

Consolidated Condensed Balance Sheets

June 30, 2018; December 31, 2017; and June 30, 2017

	June 30,	December 31,	June 30,
In Thousands	2018	2017	2017
	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$20,689	$21,714	$37,618
Federal funds sold	319	180	93
Securities available for sale, at fair value	47,915	55,344	48,665
Restricted equity securities, at cost	2,546	2,371	2,371
Loans held for sale	280	1,587	1,108
Total loans	461,452	444,195	434,501
Allowance for loan losses	(3,917)	(3,758)	(3,700)
Net loans	457,535	440,437	430,801
Property and equipment, net	13,144	12,937	13,177
Other real estate owned, net	3,414	3,249	2,768
Other assets	12,266	12,434	11,349
Total assets	$558,108	$550,253	$547,950

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing	$112,112	$106,956	$116,538
Interest-bearing	368,973	370,364	359,818
Total deposits	481,085	477,320	476,356
Federal Home Loan Bank borrowings	15,116	11,028	11,694
Subordinated notes	7,269	7,254	7,239
Other borrowings	275	1,558	1,100
Other liabilities	2,286	2,201	1,726
Total liabilities	506,031	499,361	498,115

Stockholders’ Equity:
Common stock	28,845	28,777	28,766
Surplus	18,117	17,980	17,901
Retained surplus	5,698	3,767	2,446
Accumulated other comprehensive (loss) income	(916)	(141)	252
Total HomeTown Bankshares Corporation stockholders’ equity	51,744	50,383	49,365
Noncontrolling interest in consolidated subsidiary	333	509	470
Total stockholders’ equity	52,077	50,892	49,835
Total liabilities and stockholders’ equity	$558,108	$550,253	$547,950

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HomeTown Bankshares Corporation

Consolidated Condensed Statements of Income

For the Three and Six Months Ended June 30, 2018 and 2017

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
In Thousands, Except Share and Per Share Data	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income:
Loans and fees on loans	$5,126	$4,703	$10,030	$9,327
Taxable investment securities	271	260	562	500
Nontaxable investment securities	57	76	116	164
Other interest income	78	83	163	157
Total interest income	5,532	5,122	10,871	10,148
Interest expense:
Deposits	660	552	1,237	1,106
Subordinated notes	134	134	268	268
Other borrowed funds	86	60	158	114
Total interest expense	880	746	1,663	1,488
Net interest income	4,652	4,376	9,208	8,660
Provision for loan losses	110	465	347	535
Net interest income after provision for loan losses	4,542	3,911	8,861	8,125
Noninterest income:
Service charges on deposit accounts	147	146	280	296
ATM and interchange income	262	228	489	406
Mortgage banking	197	255	392	462
Gains on sales of investment securities	-	29	60	42
Income from life insurance benefit	12	-	642	-
Other income	171	375	313	525
Total noninterest income	789	1,033	2,176	1,731
Noninterest expense:
Salaries and employee benefits	2,133	2,064	4,352	4,053
Occupancy and equipment expense	407	439	837	854
Advertising and marketing expense	174	142	355	272
Professional fees	165	132	274	365
Losses on sales, write-downs of other real estate owned, net	-	380	158	380
Other real estate owned expense	64	24	205	37
Other expense	1,167	1,131	2,286	2,144
Total noninterest expense	4,110	4,312	8,467	8,105
Net income before income taxes	1,221	632	2,570	1,751
Income tax expense	232	176	379	518
Net income	989	456	2,191	1,233
Less net income attributable to non-controlling interest	16	22	28	34
Net income available to common stockholders	$973	$434	$2,163	$1,199
Basic earnings per common share	$0.17	$0.08	$0.37	$0.21
Diluted earnings per common share	$0.17	$0.08	$0.37	$0.21
Weighted average common shares outstanding	5,806,960	5,768,670	5,801,016	5,766,041
Diluted average common shares outstanding	5,852,758	5,789,905	5,846,814	5,787,276

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HomeTown Bankshares Corporation	Three	Three	Six	Six
Financial Highlights	Months	Months	Months	Months
In Thousands, Except Share and Per Share Data	Ended	Ended	Ended	Ended
	Jun 30	Jun 30	Jun 30	Jun 30
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
PER SHARE INFORMATION
Book value per share, basic	$8.90	$8.56	$8.90	$8.56
Book value per share, diluted	$8.83	$8.53	$8.83	$8.53
Earnings (loss) per share, basic	$0.17	$0.08	$0.37	$0.21
Earnings (loss) per share, diluted	$0.17	$0.08	$0.37	$0.21

PROFITABILITY
Return on average assets	0.70	0.32	0.79%	0.45%
Return on average shareholders' equity	7.55%	3.52%	8.50%	4.94%
Net interest margin	3.54%	3.48%	3.54%	3.49%
Efficiency	74.5%	72.7%	75.9%	74.3%

BALANCE SHEET RATIOS
Total loans to deposits	95.9%	91.2%	95.9%	91.2%
Securities to total assets	9.04%	9.31%	9.04%	9.31%
Common equity tier 1 ratio BANK ONLY	11.6%	11.4%	11.6%	11.4%
Tier 1 capital ratio BANK ONLY	11.6%	11.4%	11.6%	11.4%
Total capital ratio BANK ONLY	12.4%	12.2%	12.4%	12.2%
Tier 1 leverage ratio BANK ONLY	10.7%	10.5%	10.7%	10.5%

ASSET QUALITY
Nonperforming assets to total assets	0.91%	1.12%	0.91%	1.12%
Nonperforming assets, including restructured loans, to total assets	1.59%	1.84%	1.59%	1.84%
Net charge-offs to average loans (annualized)	0.05%	0.46%	0.08%	0.22%

Composition of risk assets: (in thousands)
Nonperforming assets:
Nonaccrual loans	$1,639	$3,352	$1,639	$3,352
Other real estate owned	3,414	2,768	3,414	2,768
Total nonperforming assets, excluding performing restructured loans	5,053	6,120	5,053	6,120
Restructured loans, performing in accordance with their modified terms	3,830	3,953	3,830	3,953
Total nonperforming assets, including performing restructured loans	$8,883	$10,073	$8,883	$10,073

Allowance for loan losses: (in thousands)
Beginning balance	$3,860	$3,726	$3,758	$3,636
Provision for loan losses	110	465	347	535
Charge-offs	(76)	(510)	(224)	(526)
Recoveries	23	19	36	55
Ending balance	$3,917	$3,700	$3,917	$3,700

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